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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Carrier1 International S.A. on Form S-1 of our report dated January 5, 2000, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Summary Consolidated Financial Data," "Selected Financial Data" and "Experts" in such Prospectus.

DELOITTE & TOUCHE EXPERTA AG

/s/ David Wilson                                /s/ Jeffrey A. Swormstedt

David Wilson                                  Jeffrey A. Swormstedt
Erlenbach, Switzerland
January 11, 2000